Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD) BlackRock Limited Duration Income Trust (BLW)
BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD) BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-
HY)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Fund (Ins - Var Ser)( BVA-BF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
FDP BlackRock CoreAlpha Bond Fund (FDP-FT)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Brighthouse Funds Trust II - BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) CoreAlpha Bond Master Portfolio (MIP_CORA)
: Brighthouse Funds Trust I - BlackRock High Yield Portfolio
(MIST-HY)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
LVIP BlackRock Scientific Allocation Fund - MBFI
Sleeve(SMF_LV-FI)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-06-2018

Security Type:
BND/CORP

Issuer
CVS Health Corporation (2025)

Selling
Underwriter
Goldman Sachs & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Goldman Sachs & Co.
LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, J.P. Morgan Securities LLC,
Wells Fargo Securities, LLC, BNY Mellon
Capital Markets, LLC, Mizuho Securities
USA LLC, MUFG Securities Americas Inc.,
RBC Capital Markets, LLC, SunTrust
Robinson Humphrey, Inc., U.S. Bancorp
Investments, Inc., Fifth Third Securities,
Inc., KeyBanc Capital Markets Inc., PNC
Capital Markets LLC, Santander Investment
Securities Inc., SMBC Nikko Securities
America, Inc., Drexel Hamilton, LLC,
Guggenheim Securities, LLC, ICBC Standard
Bank Plc, Loop Capital Markets LLC, MFR
Securities, Inc., Samuel A. Ramirez &
Company, Inc., TD Securities (USA) LLC,
The Williams Capital Group, L.P.



Transaction Details


Date of Purchase
03-06-2018

Purchase
Price/Share
(per share / %
of par)
$ 99.021

Total
Commission,
Spread or
Profit
0.400%


1.	Aggregate Principal Amount Purchased
(a+b)
$300,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$74,170,000

b. Other BlackRock Clients
$225,830,000

2.	Aggregate Principal Amount of
Offering
$5,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 03-08-2018
Global Syndicate Team Member




Approved by: Steven DeLaura
Date: 03-08-2018
Global Syndicate Team Member